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EXHIBIT 21.1

SUBSIDIARIES

                                                                State
                                                              in which
                                                              Subsidiary
Name                                                          Organized
-----------------------------------

AirComp, LLC                                                    Delaware
Mountain Compressed Air                                         Texas
Strata Directional Technology, Inc.                             Texas
Jens' Oilfield Services, Inc,                                   Texas
Safco Oil Field Products, Inc.                                  Texas
Diamond Air Drilling Services, Inc.                             Texas
Marquis Bit Co., LLC,                                         New Mexico
Downhole Injection Services, LLC                                Texas
Delta Rental Service, Inc.                                    Louisiana


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